Franklin Bank Corp. Announces Second Quarter 2007 Earnings

Franklin announces earnings of $.30 per diluted share for the second quarter 2007
Net yield on interest earning assets increased from 1.87% to 2.16%
Fees increased 40%, primarily from the banking segment
Franklin marks milestone in transition to community-based commercial bank as it reached $2.0 billion in community bank deposits

HOUSTON, July 24 /PRNewswire-First Call/ -- (NASDAQ: FBTX) (AMEX: FBK-P) Franklin Bank Corp. (Franklin or Company), the parent company of Franklin Bank, S.S.B., today announced net income of approximately $7.1 million or $0.30 per diluted share for the second quarter 2007.

"With the acquisition of First National Bank of Bryan on May 8, 2007 we continue to make significant progress toward becoming the largest community-based commercial bank in Texas", Anthony J. Nocella, President and CEO of Franklin Bank Corp., stated. "In fact, we marked a major milestone when our commercial and consumer loans reached 51% of total loans, compared to 47% at March 31, 2007."

Community banking deposits increased $512.3 million to $2 billion, or 35%, from March 2007, largely as a result of the acquisition of the First National Bank of Bryan ("FNB"). "Our typical community bank deposit customer has two to three deposit products with Franklin and utilizes our transaction and investment deposit accounts to meet their financial needs," said Andy Black, President and COO of Franklin Bank S.S.B.

Franklin's increase in community banking deposits was invested in higher yielding commercial and consumer loans while there was a corresponding decrease in lower yielding single family loans. "Driven by the growth in the banking segment, our banking fees increased 44% from the first quarter," said Black.

Nocella added that Franklin's constant monitoring of residential construction loans with careful reviews at every step along the way during the "draw" process resulted in stable asset quality while the building industry is slowing.

"Additionally, during the quarter we raised $25 million in a common stock offering that was a major step in increasing our tangible equity. After this capital raise, earnings will be our main driver in reaching our goal," Nocella added.

Financial Results:

Franklin had net income of $7.1 million or $0.30 per diluted share for the quarter ended June 30, 2007. The banking and mortgage banking segments, respectively, contributed 77% and 23% of net income for the second quarter 2007 compared to 58% and 42% of net income for the second quarter 2006. This increase in profitability from the banking segment is a result of the continuing transformation into a community-based commercial bank.

For the quarter ended June 30, 2007, net interest income increased $992,000 to $25.7 million as compared to the quarter ended June 30, 2006. For the six months ended June 30, 2007, net interest income increased $666,000 to $47.8 million as compared to the six months ended June 30, 2006.

The net yield on interest earning assets increased to 2.16% for the quarter ended June 30, 2007 compared to 1.87% for the quarter ended March 31, 2007. This is due to an increase in community bank deposits as well as the reduction in single family loans which is being reinvested in higher yielding commercial and consumer loans.

Non-interest income increased $2.3 million or 40% for the quarter ended June 30, 2007 when compared to June 30, 2006 and increased $4.2 million or 40% for the six months ended June 30, 2007 when compared to the same period in 2006.

Non-interest expense increased $2.9 million or 18% for the quarter ended June 30, 2007 when compared to June 30, 2006 and increased $3.1 million or 9% for the six months ended June 30, 2007 when compared to the same period in 2006. These increases are mainly attributable to expansion in our banking segment, which grew by 10 banking offices from June 30, 2006 to June 30, 2007.

Franklin's assets were $5.5 billion at June 30, 2007 compared to $4.9 billion at March 31, 2007. The increase of $693 million was primarily a result of the acquisition of FNB, which added approximately $534 million in assets.

Franklin's single family portfolio has an overall average FICO score of 711 and an average loan-to-value (LTV) of 72%. The single family portfolio declined $753.5 million or 27% since the beginning of the year. These loans are being replaced with higher yielding commercial and consumer loans.

Nonperforming assets, as a percentage of total assets, remained stable at 0.85% of total assets and total $47.2 million as of June 30, 2007 compared to $41.8 million as of March 31, 2007. The increase in real estate owned is the result of the previously reported commercial loan in Arizona.

Franklin's allowance for credit losses was $15.6 million, or 0.37% to total loans, an increase of 7 basis points from March 31, 2007. We determine the amount of our allowance by applying a formula to the first year of the loan using loss factors by type. At June 30, 2007, $3.3 million was allocated to single family loans, or 0.16% of single family loans and $12.3 million was allocated to the commercial and consumer loans, or 0.57% of commercial and consumer loans. From July 2004 to June 2007, Franklin's annual average net charge offs were $347,000 for single family loans and $2.4 million for commercial and consumer loans. Our reserves are equal to 9.4 years of average charge offs allocated to single family loans and 5.2 years of average charge offs allocated to commercial and consumer loans.

Business Update

The acquisition of FNB closed May 8, 2007. In addition to expanding our presence in the Central Texas market, the acquisition of FNB created new additions to Franklin's existing product offerings, including student loans, which will be made available throughout our existing branch network.

Franklin's stock price has been adversely affected over the last five months due to continued negative news on the mortgage and home builder businesses. "We believe that a substantial amount of this negative pressure is misplaced," said Nocella. "As we have stated in the past, Franklin's mortgage business is based on traditional mortgage loans. Our loan underwriting never permitted exotic negative amortization loans or subprime lending for our portfolio. We believe that our homebuilding customers are addressing the slowdown in the market, and while the growth in this business will not in the short term reach original expectations, the overall credit quality remains stable."

Also in June, Franklin increased its presence in Houston with the acquisition of an existing warehouse lending business located in Houston, Texas. The purchase was for its systems, equipment and customer relationships. No existing loans were purchased. This acquisition will increase Franklin's commercial deposit customer base. Lending activity with these newly acquired customers will meet Franklin Bank's strict credit standards.

Looking Forward

Franklin Bank continues to transition into a community-based commercial bank. Future growth is expected to come from commercial and consumer loans. Commercial and consumer loans now exceed 50% of total loans in the bank.

Franklin's goal for 2007 is to grow community banking deposits by 35%. The net earnings from the banking segment are expected to be approximately 80% for 2007 compared with 60% last year.

Franklin's quarterly earnings are expected to be as follows: for the third quarter, $.32 to $.34 per diluted share, and the fourth quarter, $.34 to $.36 per diluted share. The decrease in earnings per share from our original guidance is due to the increase in our common shares outstanding and the forecast slowdown in housing starts driving lower than expected builder finance credit line utilization and forecast reduction in mortgage originations due to fewer refinancings, which is consistent with the forecast published by the National Association of Home Builders on July 10th. This guidance excludes one-time merger related expenses for FNB.

Corporate Overview
Franklin Bank Corp., headquartered in Houston, Texas, was formed in April 2002. Franklin's common stock initiated trading on the NASDAQ in December 2003 under the ticker symbol FBTX. In May 2006, Franklin raised additional capital through a Preferred Stock offering that is now trading on the AMEX under the ticker symbol FBK-P.

Through its subsidiary, Franklin Bank S.S.B., Franklin offers a wide variety of commercial products that allows it to serve customers in communities, as well as on a national basis. Franklin Bank focuses on providing high-quality personalized service through its "trusted financial advisors" and strives to meet all of the financial needs of its customers. In addition to various deposit and loan products, Franklin Bank offers retail brokerage services. For more information, you can visit its website at http://www.bankfranklin.com. Franklin Bank is FDIC insured and an equal housing lender.

Forward-Looking Information

This announcement includes forward-looking statements. These forward-looking statements include comments with respect to the goals, objectives, expectations, and strategies and the results of the company's operations and business. However, by their nature, these forward-looking statements involve numerous assumptions, uncertainties and opportunities, both general and specific. The risk exists that these statements may not be fulfilled. Franklin does not undertake, and hereby disclaims, any duty to update these forward-looking statements even though the situation and circumstances may change in the future. Readers are cautioned not to place undue reliance on these forward-looking statements as a number of factors could cause future company results to differ materially from these statements.

Forward-looking statements may be influenced in particular by factors such as fluctuations in interest rates and stock indices, the effects of competition in the areas in which Franklin operates, and changes in economic, political, regulatory and technological conditions. Other specific risks related to Franklin include the following: potential inability to successfully implement its growth business strategy; the integration of businesses that may be acquired; Franklin's limited operating history; the potential unavailability of external financing; reliance on brokered deposits; the geographic concentration of its business, commercial real estate and consumer loan portfolios, including a significant concentration in California; the potential unavailability of single family loans for bulk purchase; the portion of the single family loan portfolio that is less than one year old; fraud and negligence by loan applicants and others with whom Franklin does business; credit risk associated with smaller borrowers in its mortgage banker finance operation; the effect of changes in the extensive regulatory scheme to which the company is subject; the possibility that allowance for credit losses may be insufficient to cover actual losses; interruption in or breach of the information systems; the potential inability to obtain the third-party information services on which it relies; and environmental risks associated with foreclosure on real estate properties. Franklin cautions that the foregoing list is not exhaustive. Investors should carefully consider the aforementioned factors as well as other uncertainties and events.

Conference Call

A conference call to discuss the financial results will be held on Wednesday, July 25, 2007, at 10:00 a.m. CT and will be hosted by Anthony J. Nocella, President and Chief Executive Officer. The telephone number for the conference call is 1-800-481-9591. Participants calling from outside the United States may dial 1-719-457-2731. The passcode "3322472" is required to access the call. Please call in 10 minutes before the call to avoid being unable to enter the call on time. A recording of the conference call will be available after 2 p.m. CT on Wednesday, July 25, 2007 through midnight on August 8, 2007. The recorded message will be available at 1-888-203-1112. Participants calling from outside the United States may dial 1-719-457-0820. The passcode "3322472" is required to access the replay of the call.

Contact: Kris Dillon 713-339-8999

FRANKLIN BANK CORP.
CONSOLIDATED BALANCE SHEET
(in thousands)
(Unaudited)
	June 30,	March 31,	June 30,
	2007	2007	2006
Assets
Cash and cash equivalents	$189,905	$79,464	$76,562
Trading securities	128,543	145,157	-
Available for sale securities	10,389	8,874	62,438
FHLB stock and other investments	86,516	80,873	87,128
Mortgage-backed securities, net
Available for sale	241,103	180,885	306,849
Held to maturity	166,580	-	-
Loans, net
Single family	2,073,186	2,146,852	2,921,267
Commercial	1,958,691	1,774,885	1,315,237
Consumer	216,273	110,859	94,699
Allowance for credit losses	(15,640)	(11,958)	(13,793)
Loans, net	4,232,510	4,020,638	4,317,410
Goodwill	251,588	153,527	150,686
Other intangible assets, net	33,399	17,805	13,251
Premises and equipment, net	37,836	28,368	26,810
Real estate owned	31,199	24,431	20,742
Other assets	136,197	112,778	33,953
	$5,545,765	$4,852,800	$5,095,829

Liabilities
Deposits	$2,783,918	$2,401,378	$2,522,726
FHLB advances	1,977,310	1,842,970	1,998,835
Convertible debt	97,335	-	-
Subordinated notes	123,184	108,134	108,025
Other liabilities	94,483	60,006	38,690
Total liabilities	5,076,230	4,412,488	4,668,276

Stockholders' equity
Preferred stock	86,250	86,250	86,250
Common stock	253	236	234
Paid-in capital	305,482	281,649	279,542
Retained earnings	79,066	71,965	66,265
Accumulated other comprehensive income:
- Unrealized gains (losses) on securities available for sale, net	(1,516)	212	(5,641)
- Cash flow hedges, net	-	-	903
Total stockholders' equity	469,535	440,312	427,553
	$5,545,765	$4,852,800	$5,095,829

FRANKLIN BANK CORP.
STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Quarter Ended
	June 30,	March 31,	June 30,
	2007	2007	2006
Interest income
Cash equivalents and short-term investments	$2,523	$3,354	$3,344
Trading securities	1,953	2,049	-
Mortgage-backed securities	4,172	2,449	4,246
Loans	72,785	70,134	65,736
Total interest income	81,433	77,986	73,326

Interest expense
Deposits	27,108	26,782	24,314
FHLB advances	25,659	27,056	22,483
Convertible debt	785	-	-
Subordinated notes	2,207	2,002	1,791
Other	3	-	59
Total interest expense	55,762	55,840	48,647

Net interest income	25,671	22,146	24,679
Provision for credit losses	907	615	428
Net interest income after provision for credit losses	24,764	21,531	24,251
Non-interest income
Loan fee income	2,546	1,838	1,917
Deposit fees	2,377	1,651	1,490
Gain on sale of single family loans and mortgage servicing rights, net	1,186	1,288	1,591
Bank owned life insurance	1,035	1,088	64
Other	757	682	575
Total non-interest income	7,901	6,547	5,637

Non-interest expense
Salaries and benefits	9,889	8,789	9,192
Data processing	1,969	1,286	1,755
Occupancy	2,232	1,800	1,772
Professional fees	1,069	732	683
Loan expenses	382	510	815
Core deposit amortization	643	321	(111)
Real estate owned	406	521	167
Other	2,948	2,566	2,333
Total non-interest expenses	19,538	16,525	16,606
Income before taxes	13,127	11,553	13,282
Income tax expense	4,409	3,736	4,847
Net income	$8,718	$7,817	$8,435
Net income available to common stockholders	$7,101	$6,200	$7,806

Basic earnings per common share	$0.30	$0.26	$0.33

Diluted earnings per common share	$0.30	$0.26	$0.33

FRANKLIN BANK CORP.
STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Six Months Ended June 30,
	2007	2006
Interest income
Cash equivalents and short-term investments	$5,877	$5,425
Trading securities	4,002	-
Mortgage-backed securities	6,621	7,769
Loans	142,919	120,825
Total interest income	159,419	134,019

Interest expense
Deposits	53,890	41,285
FHLB advances	52,715	41,943
Convertible debt	785	-
Subordinated notes	4,209	3,508
Other	3	132
Total interest expense	111,602	86,868

Net interest income	47,817	47,151
Provision for credit losses	1,522	757
Net interest income after provision for credit losses	46,295	46,394

Non-interest income
Loan fee income	4,384	3,331
Deposit fees	4,028	2,950
Gain on sale of single family loans and mortgage servicing rights, net	2,474	2,919
Bank owned life insurance	2,123	126
Other	1,439	959
Total non-interest income	14,448	10,285

Non-interest expense
Salaries and benefits	18,678	17,992
Data processing	3,255	3,649
Occupancy	4,032	3,612
Professional fees	1,801	1,282
Loan expenses	892	1,294
Core deposit amortization	964	370
Real estate owned	927	148
Other	5,514	4,653
Total non-interest expenses	36,063	33,000
Income before taxes	24,680	23,679
Income tax expense	8,145	8,648
Net income	$16,535	$15,031
Net income available to common stock shareholders	$13,301	$14,402

Basic earnings per common share	$0.57	$0.62

Diluted earnings per common share	$0.56	$0.60

FRANKLIN BANK CORP.
YIELD ANALYSIS
(dollars in thousands)
(Unaudited)

	Quarter Ended June 30, 2007
		Interest	Average
	Average	Income/	Yield/
	Balance	Expense	Rate
Interest-Earning Assets
Short-term interest earning assets	$86,257	$1,123	5.15%
Trading securities	141,899	1,953	5.52
Securities available for sale	15,608	165	4.23
FHLB stock and other investments	84,373	1,235	5.87
Mortgage-backed securities available for sale	236,339	2,803	4.75
Mortgage-backed securities held to maturity	93,718	1,369	5.84
Loans
Single family	2,112,725	31,377	5.94
Builder lines	1,247,554	26,162	8.41
Commercial real estate	438,199	8,328	7.62
Mortgage banker finance	122,393	2,292	7.51
Commercial business	61,372	1,165	7.61
Consumer	186,148	3,461	7.46
Total loans	4,168,391	72,785	7.00
Total interest-earning assets	4,826,585	81,433	6.77
Non-interest-earning assets	500,604
Total assets	$5,327,189

Interest-Bearing Liabilities
Deposits
Community banking
Checking accounts	$195,706	$1,004	2.06%
Money market and savings	348,724	2,989	3.44
Certificates of deposit	974,229	11,391	4.69
Non-interest bearing deposits	251,937	-	-
Total community banking	1,770,596	15,384	3.49
Wholesale and money desk	875,881	11,724	5.37
Total deposits	2,646,477	27,108	4.11

FHLB advances	1,955,338	25,659	5.19
Convertible debt	79,262	785	3.92
Subordinated notes	118,865	2,207	7.34
Other borrowings	352	3	3.84
Total interest-bearing liabilities	4,800,294	55,762	4.63
Non-interest-bearung liabilities and stockholder's equity	526,895
Total liabilities and stockholder's equity	$5,327,189

Net interest income/interest rate spread		$25,671	2.14%

Net yield on interest-earning assets			2.16%

Ratio of average interest-earning assets to average interest-bearing liabilities			100.55%

FRANKLIN BANK CORP.
YIELD ANALYSIS
(dollars in thousands)
(Unaudited)

	Quarter Ended March 31, 2007
		Interest	Average
	Average	Income/	Yield/
	Balance	Expense	Rate
Interest-Earning Assets
Short-term interest earning assets	$159,016	$2,016	5.07%
Trading securities	150,319	2,049	5.53
Securities available for sale	7,793	120	6.24
FHLB stock and other investments	93,263	1,218	5.30
Mortgage-backed securities available for sale	187,084	2,449	5.24
Mortgage-backed securities held to maturity	-	-	-
Loans
Single family	2,324,788	32,518	5.59
Builder lines	1,212,602	25,364	8.48
Commercial real estate	373,375	7,071	7.68
Mortgage banker finance	134,152	2,482	7.50
Commercial business	38,103	678	7.21
Consumer	108,770	2,021	7.53
Total loans	4,191,790	70,134	6.74
Total interest-earning assets	4,789,265	77,986	6.56
Non-interest-earning assets	362,998
Total assets	$5,152,263

Interest-Bearing Liabilities
Deposits
Community banking
Checking accounts	$159,415	$673	1.71%
Money market and savings	262,851	2,082	3.21
Certificates of deposit	875,312	9,986	4.63
Non-interest bearing deposits	146,810	-	-
Total community banking	1,444,388	12,741	3.58
Wholesale and money desk	1,053,418	14,041	5.41
Total deposits	2,497,806	26,782	4.35

FHLB advances	2,059,500	27,056	5.25
Convertible debt	-	-	-
Subordinated notes	108,106	2,002	7.41
Other borrowings	-	-	-
Total interest-bearing liabilities	4,665,412	55,840	4.82
Non-interest-bearing liabilities and stockholder's equity	486,851
Total liabilities and stockholder's equity	$5,152,263

Net interest income/interest rate spread		$22,146	1.74%

Net yield on interest-earning assets			1.87%

Ratio of average interest-earning assets to average interest-bearing liabilities			102.65%

FRANKLIN BANK CORP.
YIELD ANALYSIS
(dollars in thousands)
(Unaudited)

	Quarter Ended June 30, 2006
		Interest	Average
	Average	Income/	Yield/
	Balance	Expense	Rate
Interest-Earning Assets
Short-term interest earning assets	$129,865	$1,568	4.78%
Trading securities	-	-	-
Securities available for sale	64,333	681	4.25
FHLB stock and other investments	89,412	1,095	4.91
Mortgage-backed securities available for sale	323,234	4,246	5.25
Mortgage-backed securities held to maturity	-	-	-
Loans
Single family	2,846,921	39,112	5.50
Builder lines	848,467	17,392	8.22
Commercial real estate	222,326	4,140	7.47
Mortgage banker finance	157,570	2,802	7.13
Commercial business	38,551	647	6.73
Consumer	93,936	1,643	7.02
Total loans	4,207,771	65,736	6.26
Total interest-earning assets	4,814,615	73,326	6.10
Non-interest-earning assets	301,779
Total assets	$5,116,394

Interest-Bearing Liabilities
Deposits
Community banking
Checking accounts	$177,943	$671	1.51%
Money market and savings	246,696	1,638	2.66
Certificates of deposit	777,599	7,555	3.90
Non-interest bearing deposits	166,901	-	-
Total community banking	1,369,139	9,864	2.89
Wholesale and money desk	1,181,725	14,450	4.90
Total deposits	2,550,864	24,314	3.82

FHLB advances	2,028,836	22,483	4.38
Convertible debt	-	-	-
Subordinated notes	108,004	1,791	6.56
Other borrowings	3,846	59	6.08
Total interest-bearing liabilities	4,691,550	48,647	4.13
Non-interest-bearing liabilities and stockholder's equity	424,844
Total liabilities and stockholder's equity	$5,116,394

Net interest income/interest rate spread		$24,679	1.97%

Net yield on interest-earning assets			2.08%

Ratio of average interest-earning assets to average interest-bearing liabilities			102.62%

FRANKLIN BANK CORP.
YEAR-TO-DATE RATE VOLUME
(dollars in thousands)
(Unaudited)

	Six Months Ended June 30,
	2007
		Interest	Average
	Average	Income/	Yield/
	Balance	Expense	Rate
Interest-Earning Assets
Short-term interest earning assets	$122,435	$3,139	5.10%
Trading securities	146,086	4,002	5.52
Securities available for sale	14,320	285	4.01
FHLB stock and other investments	88,794	2,453	5.57
Mortgage-backed securities available for sale	196,333	5,252	5.35
Mortgage-backed securities held to maturity	47,118	1,369	5.81
Loans
Single family	2,218,171	63,895	5.76
Builder lines	1,230,175	51,526	8.45
Commercial real estate	405,966	15,399	7.65
Mortgage banker finance	128,240	4,774	7.51
Commercial business	49,802	1,843	7.46
Consumer	147,673	5,482	7.49
Total loans	4,180,027	142,919	6.87
Total interest-earning assets	4,795,113	159,419	6.68
Non-interest-earning assets	432,181
Total assets	$5,227,294

Interest-Bearing Liabilities
Deposits
Community banking
Checking accounts	$177,661	$1,677	1.90%
Money market and savings	306,024	5,072	3.34
Certificates of deposit	925,044	21,377	4.66
Non-interest bearing deposits	199,664	-	-
Total community banking	1,608,393	28,126	3.53
Wholesale and money desk	964,159	25,764	5.39
Total deposits	2,572,552	53,890	4.22

FHLB advances	2,007,131	52,715	5.22
Convertible debt	39,850	785	3.94
Subordinated notes	113,515	4,209	7.37
Other borrowings	177	3	-
Total interest-bearing liabilities	4,733,225	111,602	4.72
Non-interest-bearing liabilities and stockholder's equity	494,069
Total liabilities and stockholder's equity	$5,227,294

Net interest income/interest rate spread		$47,817	1.96%

Net yield on interest-earning assets			2.02%

Ratio of average interest-earning assets to average interest-bearing liabilities			101.31%

FRANKLIN BANK CORP.
YEAR-TO-DATE RATE VOLUME
(dollars in thousands)
(Unaudited)

	Six Months Ended June 30, 2006
		Interest	Average
	Average	Income/	Yield/
	Balance	Expense	Rate
Interest-Earning Assets
Short-term interest earning assets	$88,197	$2,061	4.65%
Trading securities	-	-	-
Securities available for sale	64,535	1,324	4.14
FHLB stock and other investments	87,855	2,040	4.68
Mortgage-backed securities available for sale	303,120	7,769	5.13
Mortgage-backed securities held to maturity	-	-	-
Loans
Single family	2,744,527	72,230	5.26
Builder lines	796,199	31,415	7.96
Commercial real estate	202,471	7,369	7.34
Mortgage banker finance	156,786	5,218	6.71
Commercial business	39,698	1,343	6.82
Consumer	92,165	3,250	7.11
Total loans	4,031,846	120,825	6.01
Total interest-earning assets	4,575,553	134,019	5.88
Non-interest-earning assets	289,517
Total assets	$4,865,070

Interest-Bearing Liabilities
Deposits
Community banking
Checking accounts	$190,134	$1,476	1.57%
Money market and savings	243,071	2,999	2.49
Certificates of deposit	736,379	13,553	3.71
Non-interest bearing deposits	158,623	-	-
Total community banking	1,328,207	18,028	2.74
Wholesale and money desk	1,023,522	23,257	4.58
Total deposits	2,351,729	41,285	3.54

FHLB advances	2,000,033	41,943	4.17
Convertible debt	-	-	-
Subordinated notes	107,988	3,508	6.46
Other borrowings	4,420	132	5.94
Total interest-bearing liabilities	4,464,170	86,868	3.90
Non-interest-bearing liabilities and stockholder's equity	400,900
Total liabilities and stockholder's equity	$4,865,070

Net interest income/interest rate spread		$47,151	1.98%

Net yield on interest-earning assets			2.08%

Ratio of average interest-earning assets to average interest-bearing liabilities			102.50%

FRANKLIN BANK CORP.
FINANCIAL HIGHLIGHTS
(dollars in thousands except per share data)
(Unaudited)

	Quarter Ended
	June 30, 2007	March 31, 2007	June 30, 2006

Common share data
Ending shares outstanding	25,345,500	23,614,229	23,424,150
Average shares outstanding-basic	23,523,391	23,438,780	23,411,739
Average shares outstanding-diluted	23,873,023	23,950,380	24,009,121

Basic earnings per share	$0.30	$0.26	$0.33
Diluted earnings per share	0.30	0.26	0.33

Common book value (period end)	$15.43	$15.22	$14.72
Common tangible book value (period end)	4.81	7.97	7.73

Average balances
Assets	$5,327,189	$5,152,263	$5,116,394
Interest-earning assets	4,826,585	4,789,265	4,814,615
Interest-bearing liabilities	4,800,294	4,665,412	4,691,550

Ratios
ROAA	0.66%	0.62%	0.66%
ROCE	9.56%	8.97%	8.85%
Net interest spread	2.14%	1.74%	1.97%
Net yield on interest-earning assets	2.16%	1.87%	2.08%
Efficiency Ratio	56.28%	56.47%	55.14%
Equity to assets (period end)	8.47%	9.07%	8.39%
Equity to assets (average)	8.43%	8.47%	7.47%
Tangible equity to tangible assets (incl. prfd)	3.79%	5.96%	5.46%
Capital ratios - (bank only):
Leverage ratio	7.43%	7.59%	7.43%
Tier 1 risk-based capital ratio	9.70%	10.83%	11.30%
Total risk-based capital ratio	10.50%	11.17%	11.72%

Asset quality
Nonperforming Loans ("NPLs")	$16,324	$17,928	$11,646
REO	30,870	23,886	19,910
Nonperforming Assets ("NPAs")	$47,194	$41,814	$31,556

NPLs as % of loans	0.38%	0.44%	0.27%
NPAs as % of assets	0.85%	0.86%	0.62%
Allowance to period end loan balance	0.37%	0.30%	0.32%
Allowance to average loan balance	0.38%	0.29%	0.33%

Branch and employee data
Full-time equivalent employees	860	656	697
Banking offices	46	39	36
Commercial lending offices	9	8	9
Retail mortgage offices	55	46	43
Wholesale mortgage origination offices	0	1	3

Loan portfolio
Single family
Held for investment	$1,962,545	$2,041,645	$2,689,639
Held for sale	110,641	105,207	231,628
Builder lines	1,269,742	1,224,860	876,363
Other commercial	688,949	550,025	438,874
Consumer	216,273	110,859	94,699
Allowance for credit losses	(15,640)	(11,958)	(13,793)
Loans, net	$4,232,510	$4,020,638	$4,317,410

Deposits
Community banking	$1,963,503	$1,451,213	$1,359,452
Wholesale and money desk	820,415	950,165	1,163,274
Total deposits	$2,783,918	$2,401,378	$2,522,726

FRANKLIN BANK CORP.
FINANCIAL HIGHLIGHTS
(dollars in thousands except per share data)
(Unaudited)

	Six Months Ended June 30,
	2007	2006

Common share data
Ending shares outstanding	25,345,500	23,424,150
Average shares outstanding-basic	23,481,320	23,406,708
Average shares outstanding-diluted	23,951,465	23,941,129

Basic earnings per share	$0.57	$0.62
Diluted earnings per share	0.56	0.60

Common book value (period end)	$15.43	$14.72
Common tangible book value (period end)	4.81	7.73

Average balances
Assets	$5,227,294	$4,865,070
Interest-earning assets	4,795,113	4,575,553
Interest-bearing liabilities	4,733,225	4,464,170

Ratios
ROAA	0.64%	0.62%
ROCE	9.26%	8.38%
Net interest spread	1.96%	1.98%
Net yield on interest-earning assets	2.02%	2.08%
Efficiency Ratio	56.37%	56.81%
Equity to assets (period end)	8.47%	8.39%
Equity to assets (average)	8.48%	7.44%
Tangible equity to tangible assets (incl. prfd)	3.79%	5.46%
Capital ratios - (bank only):
Leverage ratio	7.43%	7.43%
Tier 1 risk-based capital ratio	9.70%	11.30%
Total risk-based capital ratio	10.50%	11.72%

Asset quality
Nonperforming Loans ("NPLs")	$16,324	$11,646
REO	30,870	19,910
Nonperforming Assets ("NPAs")	$47,194	$31,556

NPLs as % of loans	0.38%	0.27%
NPAs as % of assets	0.85%	0.62%
Allowance to period end loan balance	0.37%	0.32%
Allowance to average loan balance	0.37%	0.34%

Branch and employee data
Full-time equivalent employees	860	697
Banking offices	46	36
Commercial lending offices	9	9
Retail mortgage offices	55	43
Wholesale mortgage origination offices	0	3

Loan portfolio
Single family
Held for investment	$1,962,545	$2,689,639
Held for sale	110,641	231,628
Builder lines	1,269,742	876,363
Other commercial	688,949	438,874
Consumer	216,273	94,699
Allowance for credit losses	(15,640)	(13,793)
Loans, net	$4,232,510	$4,317,410

Deposits
Community banking	$1,963,503	$1,359,452
Wholesale and money desk	820,415	1,163,274
Total deposits	$2,783,918	$2,522,726